EMPLOYMENT AGREEMENT AMENDMENT

EMPLOYMENT AGREEMENT AMENDMENT (this “Amendment”) dated as of  May 17, 2005, and with an effective date of May 17, 2005 (“Effective Date”) between Markland Technologies, Inc. (including, as the context may require, its subsidiaries, the “Company”), a Florida corporation, and Joseph Mackin, (the “Employee”), located in Quincy, Massachusetts 02169.

WHEREAS, the Company and the Employee had previously entered into an employment agreement dated December 30, 2004 (the “Agreement”); and

WHEREAS, subsequent to the execution of the Agreement, the Employee has assumed the position of President of the Company, and

WHEREAS, pursuant to the Agreement, the Employee is entitled to receive, from time to time, grants of the Company’s common stock; and

WHEREAS, the Company and the Employee wish to amend the Agreement in order to reflect the Employee’s new position and to accelerate the grants of the Company’s common stock under the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

That Section 3(a) of the Agreement be amended to reflect the Employee’s assumption of the position of President of the Company so that, as amended, said Section shall be an read in its entirety as follows:

(a) Service with Company - During the term of the Employee’s engagement, the Employee agrees to perform such reasonable services as the Board of Directors of the Company (the “Board”) shall assign to the Employee from time to time. The Employee shall commence as an officer of the Company with the titles of President and Chief Operating Officer (COO), and with title of President and Chief Executive Officer (CEO) of the Company’s wholly-owned subsidiary, EOIR Technologies, Inc., a Virginia corporation.

2.

That Section 4(f) of the Agreement be amended to accelerate the grants of  common stock under the agreement so that, as amended, said Section shall be and read in its entirety as follows:

(f)  Initial Grant of Stock - The Company agrees to conditionally grant to Employee shares of Common Stock at six different periods: (i) the first (“Grant One”) being January 3, 2005; (ii) the second (“Grant Two”) being May 17, 2005; (iii) the third (“Grant Three”) being upon the conclusion of a two (2) year period following January 3, 2005; (iv) the fourth (“Grant Four”) being upon conclusion of a three (3) year period following January 3, 2005; and (v) the fifth (“Grant Five”) being upon conclusion of a four (4) year period following January 3, 2005.  (Grant One, Grant Two, Grant Three, Grant Four, Grant Five and Grant Six may be referred to collectively as the “Grant” or the “Grants”).  Each Grant shall be in the amounts, as follows:

Grant	Number of Shares	Grant Date
Grant One	2,000,000	January 3, 2005
Grant Two	2,500,000	May 17, 2005
Grant Three	750,000	January 3, 2007
Grant Four	750,000	January 3, 2008
Grant Five	750,000	January 3, 2009

The Grant will be earned based upon Performance Criteria achieved by the Company as defined below.  At any time after the Company has implemented an effective Employee Stock Ownership Program, the Employee may opt to accept option grants in lieu of restricted Common Stock Grants of an equivalent value to the Common Stock Grant.  The Employee may do so at each individual Grant date.

Each Grant is conditioned upon the Company achieving its year-end performance objectives for revenue and profitability, based on a plan to be ratified by the Board during regularly scheduled meetings for each of the applicable years.  For example, whether Grant One occurs will be measured against the plan set forth by the Board in the first quarter of year 2004 for year 2004.

The subject shares issued via each Grant are non-transferable and subject to forfeiture until vested in accordance with this agreement.

THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THIS AMENDMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.  FURTHER, THE PARTIES AGREE THAT THE AGREEMENT, AS AMENDED BY THE AMENDMENT AND ANY EXHIBITS THERETO ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

ACCEPTED AND AGREED:

Markland Technologies, Inc.	Joseph P. Mackin
By: Robert Tarini Chief Executive Officer
_________________________________	_______________________________

Date: _____________________________	Date: _____________________________